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Exhibit 4.3

EXECUTION COPY

U.S.$500,000,000

BUNGE LIMITED FINANCE CORP.

5.35% Senior Notes Due 2014

Fully and Unconditionally Guaranteed by

BUNGE LIMITED

Exchange And Registration Rights Agreement

April 13, 2004

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
    As Representatives of the
    Initial Purchasers as set forth in
    Schedule I to the Purchase Agreement (defined below)

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

        Bunge Limited Finance Corp., a Delaware corporation (the "Company"), proposes to issue and sell to Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Initial Purchasers"), upon the terms and subject to the conditions set forth in a purchase agreement dated April 7, 2004 (the "Purchase Agreement"), U.S.$500,000,000 aggregate principal amount of its 5.35% Senior Notes Due 2014 (the "Notes") to be fully and unconditionally guaranteed by Bunge Limited, a Bermuda company (the "Guarantor"). The Notes will be issued pursuant to an Indenture, dated as of April 13, 2004 (the "Indenture") among the Company, the Guarantor and SunTrust Bank, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

        As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company and the Guarantor agree with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Notes and the Exchange Notes (as defined herein) (collectively, the "Holders"), as follows:

        1.    Registered Exchange Offer.    The Company and the Guarantor shall (i) prepare and, not later than 150 days following the date of original issuance of the Notes (the "Issue Date"), file with the

Commission a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act") with respect to a proposed offer to the Holders of the Notes (the "Registered Exchange Offer") to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of debt securities of the Company (the "Exchange Notes") that are identical in all material respects to the Notes, except for the transfer restrictions and registration rights relating to the Notes, (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act no later than 180 days after the Issue Date and the Registered Exchange Offer to be consummated no later than 210 days after the Issue Date and (iii) keep the Exchange Offer Registration Statement effective until the closing of the Registered Exchange Offer. The Exchange Notes will be issued under the Indenture.

        Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantor shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder (a) is not an affiliate of the Company, the Guarantor or an Exchanging Dealer (as defined herein) not complying with the requirements of the next sentence, (b) is not an Initial Purchaser holding Notes that have, or that are reasonably likely to have, the status of an unsold allotment in an initial distribution, (c) acquires the Exchange Notes in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) and to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Company, the Guarantor, the Initial Purchasers and each Exchanging Dealer acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, each Holder that is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer") is required to deliver a prospectus meeting the requirements of the Securities Act and the applicable interpretations of the staff of the Commission in connection with any resale of Exchange Notes.

        In connection with the Registered Exchange Offer, the Company and the Guarantor shall:

          (a)   mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b)   keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is transmitted to the Holders (such period being called the "Exchange Offer Registration Period");

          (c)   utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

          (d)   permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

          (e)   otherwise comply in all material respects with all laws that are applicable to the Registered Exchange Offer, including, without limitation, ensuring that the Exchange Offer Registration Statement (as of the date of its effectiveness) and any prospectus forming part thereof (as of its date) and any amendments or supplements thereto comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and that such documents do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading.

        As soon as practicable after the close of the Registered Exchange Offer, the Company and the Guarantor shall:

          (a)   accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

          (b)   deliver, or cause to be delivered, to the Trustee for cancellation all Notes so accepted for exchange by the Company and the Guarantor; and

          (c)   cause the Trustee promptly to authenticate and deliver to each Holder, Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

        The Company and the Guarantor shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided that (i) in the case where such prospectus and any amendment or supplement thereto are required by law or applicable interpretations thereof by the staff of the Commission to be delivered by an Exchanging Dealer, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers have sold all Exchange Notes held by them and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 180 days after the consummation of the Registered Exchange Offer.

        Interest on each Exchange Note issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date. The Registered Exchange Offer shall not be subject to any conditions, other than (i) that the Registered Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) that no action or proceeding shall have been instituted or threatened in any court or before any governmental agency with respect to the Registered Exchange Offer which, in the Company's or the Guarantor's reasonable judgment, would materially impair the ability of the Company and the Guarantor to proceed with the Registered Exchange Offer, (iii) that no law, rule or regulation or applicable interpretations of the staff of the Commission has been issued or promulgated which, in the reasonable judgment of the Company or the Guarantor, does not permit the Company and the Guarantor to effect the Registered Exchange Offer and (iv) that the Holders tender the Notes to the Company in accordance with the Registered Exchange Offer.

        Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder has no arrangements or understandings with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not acting on behalf of any Person who could not truthfully make the foregoing representation, (iv) such Holder is not an affiliate of the Company or the Guarantor or, if it is such an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (v) such Holder shall make such other representations as may be reasonably necessary under applicable Commission rules or regulations or interpretations of the staff of the Commission to render the use of Form F-4 or another appropriate form under the Securities Act available or for the Exchange Offer Registration Statement to be declared effective. To the extent permitted by law, the Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Registered Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Notes in the Registered Exchange Offer.

        Notwithstanding any other provisions hereof, the Company and the Guarantor will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        2.    Shelf Registration.    If, and only if, (i) because of any change in law or applicable interpretations thereof by the staff of the Commission the Company or the Guarantor are not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, or (ii) for any other reason the Registered Exchange Offer is not consummated within 210 days after the Issue Date, or (iii) any Initial Purchaser so requests within 210 days after the consummation of the Registered Exchange Offer with respect to Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and held by it following the consummation of the Registered Exchange Offer, or (iv) any applicable law or interpretations do not permit any Holder (other than an Initial Purchaser) to participate in the Registered Exchange Offer, or (v) any Holder (other than an Initial Purchaser) that participates in the Registered Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Notes (other than as a result of such Holder being an affiliate of the Company or the Guarantor), then the following provisions shall apply:

          (a)   The Company and the Guarantor shall use their reasonable best efforts to file as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 2 and not earlier than 180 days after the Issue Date) with the Commission (the "Shelf Filing Date"), and thereafter shall use their reasonable best efforts to cause to be declared effective, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement"); provided, however, that, with respect to Exchange Notes received by the Initial Purchasers in exchange for Notes constituting any portion of an unsold allotment and with respect to Notes or Exchange Notes held by an Exchanging Dealer, the Company and the Guarantor may, if permitted by current interpretations by the staff of the Commission, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Items 9.B and 9.D of Form 20-F, as applicable, in satisfaction of their obligations under this subsection (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provision herein applicable to, a Shelf Registration Statement.

          (b)   The Company and the Guarantor shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Transfer Restricted Securities for a period ending on the earliest of (i) two years from the Issue Date, (ii) the date on which all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto and (iii) the date on which the Notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act (in any such case, such period being called the "Shelf Registration Period").

          (c)   Notwithstanding any other provisions hereof, the Company and the Guarantor will ensure that (i) any Shelf Registration Statement and any amendment thereto when it becomes effective, and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Shelf Registration Statement and any amendment thereto when it becomes effective (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        3.    Additional Interest.    (a) If (i) the Exchange Offer Registration Statement is not filed with the Commission within 150 days after the Issue Date or the Shelf Registration Statement is not filed with the Commission on or before the Shelf Filing Date, (ii) the Exchange Offer Registration Statement is not declared effective within 180 days after the Issue Date or the Shelf Registration Statement is not declared effective within 60 days of the Shelf Filing Date, (iii) the Registered Exchange Offer is not consummated within 210 days after the Issue Date and a Shelf Registration Statement has not been filed, or (iv) the Shelf Registration Statement is filed and declared effective within 60 days after the Shelf Filing Date but shall thereafter cease to be effective (at any time that the Company and the Guarantor are obligated to maintain the effectiveness thereof) or use of the Shelf Registration Statement or the related prospectus shall be suspended for one or more periods longer than permitted pursuant to Section 3(d) hereof (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Guarantor will be jointly and severally obligated to pay additional cash interest to each Holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to 0.25% per annum of the principal amount of Transfer Restricted Securities held by such Holder during the first 90-day period following such Registration Default, increasing by an additional 0.25% per annum during each subsequent 90-day period up to a maximum of .50% per annum, until each Registration Default has been cured. Such additional interest shall not be payable under more than one of clauses (i) through (iv) at any given time. Following the cure of all Registration Defaults, the accrual of additional interest will cease. As used herein, the term "Transfer Restricted Securities" means each Note until the earliest to occur of (i) the date on which such Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in this Section 3(a), neither the Company nor the Guarantor shall be required to pay additional interest to a particular Holder of Transfer Restricted Securities if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(n).

          (b)   The Company shall notify the Trustee and the Paying Agent under the Indenture promptly upon the happening of each and every Registration Default. The additional interest due shall be payable on each interest payment date specified by the Indenture and the Notes in the manner specified in the Indenture. For the purposes described in this Section 3, neither the Company nor the Guarantor may act as Paying Agent. Each obligation to pay additional interest shall be deemed to accrue from and including the date of the applicable Registration Default.

          (c)   The parties hereto agree that the additional interest provided for in this Section 3 constitutes a reasonable estimate of, and is intended to constitute all of, the damages that will be suffered by Holders of Transfer Restricted Securities by reason of the failure of (i) the Shelf

  Registration Statement or the Exchange Offer Registration Statement to be filed, (ii) the Shelf Registration Statement to remain effective or available for use or (iii) the Exchange Offer Registration Statement to be declared effective and the Registered Exchange Offer to be consummated, in each case to the extent required by this Agreement.

          (d)   The Company and the Guarantor may, by notice to each Holder of Transfer Restricted Securities that are the subject of the Shelf Registration Statement at such time in accordance with Section 10(b) hereof, suspend the availability of a Shelf Registration Statement and the use of the related prospectus for up to four periods of up to 30 consecutive days during any 365-day period, but for no more than 90 days in the aggregate during any 365-day period, if any event shall occur or be pending as a result of which it is necessary, in the reasonable judgment of the board of directors of the Company or the Guarantor upon advice of counsel, to suspend the use of the Shelf Registration Statement pending public announcement of such event and, if necessary, to amend the Shelf Registration Statement or amend or supplement any related prospectus or prospectus supplement in order that each such document not include any untrue statement of fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, without incurring any obligation to pay additional interest pursuant to Section 3(a) hereof. Any such period during which the Company and the Guarantor fail to keep the Shelf Registration Statement effective and usable for offers and sales of Transfer Restricted Securities is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date on which the Company or the Guarantor gives written notice to each Holder of Transfer Restricted Securities that are the subject of the Shelf Registration Statement at such time of such suspension pursuant to this Section 3(d), and shall end when each such Holder of Transfer Restricted Securities either receives copies of a supplemented or amended prospectus or is advised in writing by the Company or the Guarantor that use of the prospectus included in the Shelf Registration Statement may be resumed.

        4.    Registration Procedures.    In connection with any Registration Statement, the following provisions shall apply:

          (a)   The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers may reasonably propose; and (ii) if requested by any Initial Purchaser, include the information required by Items 9.B and 9.D of Form 20-F, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

          (b)   The Company shall advise each Initial Purchaser, each Exchanging Dealer that has provided in writing to the Company a telephone number, facsimile number or address for notices, and the Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (ii) through (v) of this Section 4(b) shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

              (i)  when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

             (ii)  of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

            (iii)  of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

            (iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes or the Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

             (v)  of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

          (c)   The Company and the Guarantor will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

          (d)   The Company will furnish (or otherwise make publicly available on the website of the Commission) to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto including, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

          (e)   The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company and the Guarantor consent to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the offer and sale of the Transfer Restricted Securities covered by such prospectus or any amendment or supplement thereto.

          (f)    The Company will furnish (or otherwise make publicly available on the website of the Commission) to each Initial Purchaser and each Exchanging Dealer, and to any other Holder who so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including, if any Initial Purchaser or

  Exchanging Dealer or any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

          (g)   The Company will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to each Initial Purchaser, each Exchanging Dealer and such other persons that are required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement or the Shelf Registration Statement and any amendment or supplement thereto as such Initial Purchaser, Exchanging Dealer or other persons may reasonably request; and the Company and the Guarantor consent to the use of such prospectus or any amendment or supplement thereto by any such Initial Purchaser, Exchanging Dealer or other persons, as applicable, as aforesaid.

          (h)   Prior to the effective date of any Registration Statement, the Company and the Guarantor will use their reasonable best efforts to register or qualify, or cooperate with the Holders of Notes or Exchange Notes included therein and their respective counsel in connection with the registration or qualification of, such Notes or Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes or Exchange Notes covered by such Registration Statement; provided that the Company and the Guarantor will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (i)    The Company and the Guarantor will cooperate with the Holders of Notes or Exchange Notes to facilitate the timely preparation and delivery of certificates representing Notes or Exchange Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing prior to sales of Notes or Exchange Notes pursuant to such Registration Statement.

          (j)    If any event contemplated by Section 4(b)(ii) through (v) occurs during the period for which the Company and the Guarantor are required to maintain an effective Registration Statement, the Company and the Guarantor will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Notes or Exchange Notes from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (k)   The Company will provide a CUSIP number for the Notes and the Exchange Notes, not later than the effective date of the applicable Registration Statement, and will provide the Trustee with global certificates for the Notes or the Exchange Notes in a form eligible for deposit with The Depository Trust Company.

          (l)    The Company and the Guarantor will make generally available to its security holders promptly after the effective date of the applicable Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Securities Act.

          (m)  The Company and the Guarantor will cause the Indenture to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

          (n)   The Company may require each Holder of Transfer Restricted Securities to be registered pursuant to any Shelf Registration Statement to furnish to the Company or their counsel such information concerning the Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and the Company may exclude from such registration the Transfer Restricted Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

          (o)   In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Securities to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company pursuant to Section 4(b)(ii) through (v), such Holder will discontinue disposition of such Transfer Restricted Securities until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under Section 4(b)(ii) through (v) during the period that the Company is required to maintain an effective Registration Statement (the "Effectiveness Period"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

          (p)   In the case of a Shelf Registration Statement involving an underwritten offering, the Company and the Guarantor shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Notes and Exchange Notes being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Notes and Exchange Notes pursuant to such Shelf Registration Statement, including, without limitation, (i) causing its counsel to deliver an opinion in customary form, (ii) causing its officers to execute and deliver all customary documents and certificates and (iii) causing its independent public accountants to provide a comfort letter or letters in customary form.

          (q)   In the case of a Shelf Registration Statement involving an underwritten offering, the Guarantor shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Notes and Exchange Notes being sold and any underwriter participating in any disposition of Notes or Exchange Notes pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Guarantor and its material subsidiaries that are reasonably requested and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an "Inspector") in connection with such Shelf Registration Statement; provided that any such records, documents, properties and such information that is designated in writing by the Company and the Guarantor, reasonably and in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such representative, underwriter or Special Counsel and shall be used only in connection with such Shelf Registration Statement, unless such information has become available (not in violation of this Agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and except that such representative, underwriter or Special Counsel shall have no liability, and shall not be in breach of this provision, if disclosure of such confidential information is made in connection with a court proceeding or required by applicable law. Each such person will be required to agree or acknowledge that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or the Guarantor unless and until such is made generally available to the public through no fault or action of such person not otherwise permitted under this Section 4(q). Each such Holder of Notes will be required to further agree that it will, upon learning that disclosure of confidential information is necessary, give notice to the Company to allow the Company at its expense to undertake appropriate action to prevent disclosure of such confidential information. Notwithstanding any provision of this Section 4(q) to the contrary, such representative, underwriter or Special Counsel shall be entitled to use such confidential information, to the extent it deems necessary or appropriate, for purposes of establishing any due diligence or other defense under applicable law in connection with any action or claim arising from or relating to any Registration Statement or related prospectus or this Agreement.

        5.    Registration Expenses.    The Company and the Guarantor will bear all expenses incurred in connection with the performance of their obligations under Sections 1, 2, 3 and 4 and the Company and the Guarantor will reimburse the Initial Purchasers and the Holders for the reasonable fees and disbursements of one firm of attorneys (in addition to the reasonable fees and disbursements of counsel in connection with state or other securities or blue sky qualification of any of the Notes or Exchange Notes) chosen by the Holders of a majority in aggregate principal amount of the Notes and the Exchange Notes to be sold pursuant to each Registration Statement (the "Special Counsel") acting for the Initial Purchasers or Holders in connection therewith. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Notes pursuant to a Registration Statement.

        6.    Indemnification.    (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by an Initial Purchaser or Exchanging Dealer, as applicable, each of the Company and the Guarantor shall jointly and severally indemnify and hold harmless each Holder (including, without limitation, any such Initial Purchaser or Exchanging Dealer), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Notes or Exchange Notes), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement or any prospectus forming a part thereof or any amendment or supplement thereto in reliance upon and in conformity with any Holders' Information or information supplied by any Initial Purchasers or Exchanging Dealer expressly for inclusion therein; and provided further, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Notes or Exchange Notes to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Notes or Exchange Notes to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Company with Section 4(d), 4(e), 4(f) or 4(g); and provided, further, that the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Holder to the extent that any such loss, claim, damage, liability or action results from the use by such Holder of a prospectus otherwise than in connection with an offer or sale of Notes or Exchange Notes. Each

Holder acknowledges that the indemnity agreement in this subsection (a) does not extend to any liability which such Holder might have under Section 5(b) of the Securities Act by reason of the fact that such Holder sold Notes or Exchange Notes to a person to whom there was not sent or given, at or prior to written confirmation of such sale, a copy of the prospectus.

          (b)   In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Company, the Guarantor and their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company by such Holder, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

          (c)   Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) or harmed by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6(c), the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers, in good faith, to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of settlement. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        7.    Contribution.    If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor from the offering and sale of the Notes, on the one hand, and a Holder with respect to the sale by such Holder of Notes or Exchange Notes, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and such Holder on the other hand with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and a Holder on the other hand with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by or on behalf of the Company as set forth in the Offering Memorandum, on the one hand, and the total proceeds received by such Holder with respect to its sale of Notes or Exchange Notes, on the other hand, bear to the total gross proceeds from the sale of the Notes or Exchange Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company and the Guarantor or information supplied by the Company and the Guarantor on the one hand or to any Holders' Information supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7 and subject to the limitations described herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Notes or Exchange Notes shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes or Exchange Notes sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        8.    Rules 144 and 144A.    Each of the Company and the Guarantor shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Company and the Guarantor covenant that they will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4) in the event that the Company or the Guarantor ceases to be a company subject to or in compliance with Schedule 13 or 15(d) of the Exchange Act). Upon the written request of any Holder of Transfer Restricted Securities, the Company and the Guarantor shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

        9.    Underwritten Registrations.    If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

        No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        10.    Miscellaneous.    (a)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the Notes and the Exchange Notes, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes or Exchange Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Notes and the Exchange Notes being sold by such Holders pursuant to such Registration Statement.

        (b)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery at the addresses set forth below (unless such party notifies the other parties hereto in writing of an alternative address):

            (i)  if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 10(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Initial Purchasers at the addresses set forth in the Purchase Agreement;

           (ii)  if to an Initial Purchaser, at the addresses set forth in the Purchase Agreement;

          (iii)  if to the Company, at the address of the Company set forth in the Purchase Agreement; and

          (iv)  if to the Guarantor, at the address of the Guarantor set forth in the Purchase Agreement.

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

        (c)    Successors And Assigns.    This Agreement shall be binding upon the Company, the Guarantor and their respective successors, assigns and transferees, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Exchange Notes in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Exchange Notes in any manner, whether by operation of law or otherwise, such Exchange Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Exchange Notes, such person shall be deemed to have agreed to be bound by, and to perform its obligations under, this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

        (d)    Counterparts.    This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (e)    Definition of Terms.    For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

        (f)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (g)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        (h)    Consent to Jurisdiction.    The Guarantor irrevocably submits to the jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York, in any suit, action or proceeding relating to its obligations, liabilities or any other matter arising out of or in connection with this Agreement. The Guarantor hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or U.S. federal court. The Guarantor also hereby irrevocably waives, to the fullest extent permitted by law, any objection to venue or the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

        (i)    Appointment of Agent for Service of Process.    The Guarantor hereby (i) irrevocably designates and appoints its Chief Financial Officer (from time to time) located at its principal executive offices at 50 Main Street, White Plains, New York 10606 (together with any successor, the "Authorized Agent"), as its agent upon which process may be served in any suit, action or proceeding described in the first sentence of Section 10(h) hereof and represents and warrants that the Authorized Agent has accepted such designation and (ii) agrees that service of process upon the Authorized Agent and written notice of said service to the Guarantor mailed or delivered to its Secretary at its registered office at 2 Church Street, Hamilton HM11, Bermuda, shall be deemed in every respect effective service of process upon the Guarantor in any such suit or proceeding. The Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Notes shall be outstanding.

        (j)    Foreign Taxes.    All payments to be made by the Guarantor under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by Bermuda or any other jurisdiction in which the Guarantor is located or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Guarantor will increase the amount paid so that the full amount of such payment is received by the Holders.

        (k)    Judgment Currency.    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures a Holder could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of the Guarantor with respect to any sum due from it to any Holder shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only if and to the extent that on the first business day following receipt by such Holder of any sum adjudged to be so due in such other currency, such Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Holder hereunder, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Holder hereunder, such Holder agrees to pay to the Guarantor an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Holder hereunder.

        (l)    Remedies.    In the event of a breach by the Company or the Guarantor or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company or the Guarantor, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company or the Guarantor of their obligations under Sections 1 or 2 hereof for which additional interest has been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement.

        (m)    No Inconsistent Agreements.    Each of the Company and the Guarantor represents, warrants and agrees that (i) it has not entered into, shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted

Securities, it shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

        (n)    No Piggyback on Registrations.    Neither the Company nor any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) shall have the right to include any securities of the Company in any Registered Exchange Offer other than Transfer Restricted Securities.

        (o)    Severability.    The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

        (p)    Securities Held by the Company.    Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes is required hereunder, Notes held by the Company, the Guarantor or their affiliates (other than subsequent Holders of Notes if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        (q)    Third Party Beneficiaries.    The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

        Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantor and the Initial Purchasers.

Very truly yours,
BUNGE LIMITED FINANCE CORP.
By	/s/ MORRIS KALEF
Name: Morris Kalef Title: President
BUNGE LIMITED
By	/s/ WILLIAM M. WELLS
Name: William M. Wells Title: Chief Financial Officer
By	/s/ MORRIS KALEF
Name: Morris Kalef Title: Treasurer

Accepted and Agreed:
CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES INC. MORGAN STANLEY & CO. INCORPORATED As Representatives of the Initial Purchasers as listed on Schedule 1 to the Purchase Agreement
CITIGROUP GLOBAL MARKETS INC.
By	/s/ MARC MANSOURIAN
Authorized Signatory
J.P. MORGAN SECURITIES INC.
By	/s/ CARL MEHLDAU
Authorized Signatory
MORGAN STANLEY & CO. INCORPORATED
By	/s/ JOHN MCCANN
Authorized Signatory

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  Exhibit 4.3